Exhibit 99.3

VEREIT

INVESTOR PRESENTATION

Q4 2020

VEREIT

About the Data

This data and other information described herein are as of and for the three months ended December 31, 2020 and based on Annualized Rental Income ("ARI"), unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in VEREIT, Inc.'s (the "Company," "VEREIT," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission ("SEC").

Rent collection percentages disclosed are based on contractual rent and recoveries paid by tenants to cover estimated tax, insurance and common area maintenance expenses, including the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures. Percentages for 2020 are calculated using a denominator that reflects pre-COVID-19 rents that has not been adjusted for any rent relief granted. Percentages for 2021 are based on the terms of the lease agreements in effect at January 1, 2021 and exclude rent due and cash received for leases being accounted for on a cash basis as of January 1, 2021. This change better reflects normalized collections and has a very modest impact of approximately 1.0%. Percentages for both years also exclude any tenants in bankruptcy prior to the pandemic.

In the second quarter of 2020, the Company updated its definition of Normalized EBITDA to include the impact of straight-line rent, in order to be consistent with peer companies. The Company recast the data presented for prior periods, including ratios impacted by the change.

Prior period shares and per share amounts have been updated to reflect the reverse stock split.

For definitions and reconciliations of the Company's non-GAAP measures and operating metrics, please view the Definitions & Reconciliations section of this presentation.

Tenants, Trademarks and Logos

VEREIT

Forward-Looking Statements

Information set forth herein contains "forward-looking statements" which reflect the Company's expectations and projections regarding future events and plans, the Company's future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, rent relief requests, rent relief granted, the payment of future dividends, the Company's growth and the impact of COVID-19 on the Company's business. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which are difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the Company's ability to meet its 2021 guidance; the duration and extent of the impact of COVID-19 on our business and the businesses of our tenants (including their ability to timely make rental payments) and the economy generally; federal, state or local legislation or regulation that could impact the timely payment of rent by tenants in light of COVID-19; the Company's ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to the Company's properties; risks accompanying the management of its industrial and office partnerships; the impact of impairment charges in respect of certain of the Company's properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and the Company's management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties including that the Company may be unable to acquire, dispose of, or lease properties on advantageous terms or at all; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of the Company's tenants, which are heightened as a result of the COVID-19 pandemic; the Company's ability to access capital markets (including on attractive terms) as a result of the impact of COVID-19; risks associated with the Company's substantial indebtedness, including that such indebtedness may affect the Company's ability to pay dividends and that the terms and restrictions within the agreements governing the Company's indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and the continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC's website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

Contents

VEREIT

Company Overview

Q4 2020



VEREIT

VEREIT is an owner and operator of one of the largest and most diversified single-tenant real estate portfolios in the U.S.

VEREIT focuses on single-tenant, net-lease real estate

- Experienced management platform with capabilities across all aspects of property investment management
- Large, diversified platform including approximately 3,800 properties and 89.5 million square feet
- Long-term net-lease structure provides stable and predictable rent stream payments
- Diverse portfolio across sectors, geographies and tenants
- Provides equity capital to creditworthy corporations in return for long-term leases on their properties

VEREIT **$14.6 billion** Gross Real Estate Investments

RETAIL
2,071 Properties[1]

RESTAURANTS
1,521 Properties[1]

INDUSTRIAL
158 Properties[1]

OFFICE
71 Properties[1]

1) Omits 10 properties that consist of a redevelopment property, billboards, construction in progress, land and parking lots.

Breadth and depth of transactional knowledge & operational expertise

VEREIT's in-house team of acquisition and disposition experts allows the Company to have full knowledge of the transaction market.

- Since 2015, VEREIT sold approximately $5.2 billion in properties and mortgage related investments at net gains and acquired approximately $2.1 billion in assets, with another $2.8 billion acquired for Cole through Q1 2019.
- Since 2015, VEREIT completed 27.9 million square feet of leasing activity.
- VEREIT's leasing and asset management teams continue to maintain occupancy with a focus on early renewals.
- In 2020, VEREIT completed 7.1 million square feet of leasing activity, of which 2.8 million square feet were early renewals.


ACQUISITIONS
Sourcing
Deal Structure
Underwriting
DISPOSITIONS
Portfolio Review
Asset Review
Marketing of Assets
PORTFOLIO MANAGEMENT
Portfolio Strategy
Maximizing Value
Monitoring
TRANSACTIONS
VEREIT
OPERATIONS
ASSET MANAGEMENT
Property-Level Performance
NOI Growth
Rent Analysis
LEASING
New Leases, Renewals and Extensions
Tenant and Market Intelligence
Tenant Retention
PROPERTY MANAGEMENT
Lease Compliance
Construction Management
Property Maintenance
Tenant Relations

VEREIT

Key Accomplishments

In 2015, Glenn Rufrano was hired as CEO and a business plan was established to revitalize and enhance the Company. Key components include:

STRENGTHENING AND DIVERSIFYING THE PORTFOLIO

CREATING AN INVESTMENT-GRADE BALANCE SHEET

MAINTAINING STRONG AND CONSISTENT LEADERSHIP

Since then, these objectives have been accomplished in the following ways:

VEREIT sold approximately $5.2 billion in properties and mortgage related investments at net gains and acquired approximately $2.1 billion in assets. Additionally, VEREIT acquired $2.8 billion for Cole through Q1 2019.

VEREIT reduced total debt from $10.4 billion to $5.9 billion and Net Debt to Normalized EBITDA from 6.9x to 5.6x.

Simplified the business by selling Cole Capital.

VEREIT remains committed to having strong corporate governance through the reconstitution of its Board of Directors and implementation of sound corporate governance policies.

Resolved all outstanding legacy litigation.

Received Investment Grade Corporate Ratings from S&P, Moody's and Fitch. During the fourth quarter 2019, Fitch Ratings upgraded the Company's corporate rating from 'BBB-' to 'BBB' with the Rating Outlook remaining at 'Stable' and Moody's affirmed the Company's rating of 'Baa3' and updated the Rating Outlook from 'Stable' to 'Positive.'

VEREIT accessed the public markets by issuing approximately $2.2 billion of equity and $4.6 billion of debt along with a credit facility comprised of a $1.5 billion unsecured revolving credit line - enhancing liquidity and financial flexibility.

Formed an industrial partnership and office partnership increasing the Company's sourcing opportunities while utilizing VEREIT's in-house infrastructure to maximize the value of the enterprises.

VEREIT

Experienced and Proven Management Team Along With Sound Corporate Governance



Glenn J. Rufrano

CHIEF EXECUTIVE OFFICER

- Since assuming role of CEO on April 1, 2015, has reconstituted Board of Directors, formalized new management team and implemented business plan to guide the Company's strategy
- Prior to VEREIT, was CEO of O'Connor Capital Partners, a real estate investment firm he co-founded in 1983
- From 2010 to 2013 was Global President and CEO of Cushman & Wakefield, Inc.
- Previously held executive leadership roles at Centro Properties Group and New Plan Excel Realty Trust, Inc.
- Previously served on the Boards of General Growth Properties, Trizec Properties,Inc., Columbia Property Trust, Inc. and Ventas, Inc.



Michael J. Bartolotta

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

- Oversees the accounting, external reporting, financial planning & analysis, treasury and IT functions at VEREIT
- Prior to joining VEREIT, served as EVP and CFO of Cushman & Wakefield, Inc. from 2012 to 2015
- Prior to Cushman, was CFO for EXOR, Inc., a leading European investment company from 1991 to 2012, where he was involved in over 15 U.S. acquisitions and divestitures ranging in size from $20mm to $700+mm
- Served on Board of Directors of Cushman & Wakefield, Inc.



Lauren Goldberg

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

- Oversees the Company's legal and regulatory affairs, compliance and risk management
- Prior to joining VEREIT, served as EVP, General Counsel and Chief Compliance Officer for Revlon, the global cosmetics company, where she was responsible for legal and regulatory affairs, served on senior operating committee and oversaw corporate governance
- Previously served as SVP - Law for MacAndrews & Forbes, Inc., Assistant United States Attorney for the Southern District of New York, and as an associate with Stillman & Friedman P.C. and Fried, Frank, Harris, Shriver & Jacobson LLP
- Law degree from Columbia Law School and undergraduate degree from the Wharton School, University of Pennsylvania

Experienced and Proven Management Team Along With Sound Corporate Governance



Paul McDowell

EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

- Responsible for VEREIT's asset management, property management, construction management, portfolio management, underwriting, credit analysis and leasing
- Also serves on VEREIT investment committee, which reviews each asset to ensure alignment with the Company's objectives
- Previously was founder of CapLease, a formerly publicly traded net-lease REIT, where he served as CEO from 2001-2014 and Chairman from 2007-2014



Thomas W. Roberts

EXECUTIVE VICE PRESIDENT AND CHIEF INVESTMENT OFFICER

- Oversees VEREIT's real estate transaction activities for institutional partnerships, single-tenant retail, office and industrial properties including acquisitions, sale-leaseback transactions, build-to-suits and dispositions
- Previously served as President and CEO of Opus West Corporation from 1993 to 2009, where he was responsible for design, construction and development of more than 50 million square feet of commercial real estate
- Served as VP, Real Estate Development for Koll Company prior to Opus West

Corporate Governance

VEREIT REMAINS COMMITTED TO SOUND CORPORATE GOVERNANCE POLICIES

- Opted-out of Maryland anti-takeover statutes
- Majority voting for uncontested director elections
- Stockholder rights plan limits
- Proxy access
- Clawback policy for the potential recoupment of officer compensation

VEREIT

VEREIT's Corporate Responsibility Standards

The Company has a strong commitment to serve our tenants, stakeholders, and employees through our business approach which is disciplined, transparent, and consistent. This model permeates into every part of our business, including company culture, environmental initiatives and our community involvement. Below are highlights of our commitment:

ENVIRONMENTAL

Corporate Headquarters

LEED green building certifications at the Company's corporate headquarters and New York corporate office certify that the buildings are highly efficient and cost-saving green buildings.

Trip Reduction Program

VEREIT participates in the Phoenix Valley Metro's Clean Air Campaign Trip Reduction Program to encourage alternative modes of transportation for employees.

Tenant Environmental Practices

Tenants play a primary role in the environmental practices of the properties included in the Company's portfolio. The organization's Property Management team engages with top tenants to participate in programs such as LEED certification, GHG reporting, carbon intensity testing, water efficiency and FSC certification to maintain environmental standards.

SOCIAL

Diverse Hiring Practices

The Company has a commitment to equal employment opportunities and does not discriminate against any person based on race, color, religion, sex, national origin, age, disability, sexual orientation, gender identification or expression, genetic information or any other basis made unlawful by federal, state or local law, ordinance or regulation.

Community Involvement

Since 2015, VEREIT's employees have contributed more than 1,200 service hours to local nonprofit organizations and have made substantial financial contributions.

Industry Growth

The Company participates in local university partnerships and manages an internship program to support the development of future real estate professionals.

GOVERNANCE

Commitment to Sound Corporate Governance Policies –

The Company remains committed to sound corporate governance policies and has, among other things, opted-out of Maryland's anti-takeover statutes, adopted majority voting for uncontested director elections, adopted proxy access and stockholder rights plan limits and requires that all directors are elected annually.

VEREIT's Corporate Responsibility Standards

Industry Impact

VEREIT contributes to steering the REIT industry on ESG issues through participation in Nareit's Real Estate Sustainability Council.

Employee Satisfaction

In part because of programs like vibe, the Company's wellness initiative, VEREIT has received multiple corporate culture awards.

Dedicated to Diversity

VEREIT has been designated as a "winning" company by the 2020 Women on Boards organization for having more than 20% of women on its Board of Directors.

Community Engagement

The VEREIT Values program was created to connect employees with charitable organizations in the community.

Commitment to Sustainable Transportation

In 2020, VEREIT received the Outstanding Travel Reduction Award from the Phoenix Department of Transportation.

VEREIT

COVID-19 Impacts

Q4 2020



VEREIT

Rent Collection Overview[1]

As of February 16, 2021:

- Collected 87% of Q2 rent.
- Collected 95% of Q3 rent.
- Collected 98% of Q4 rent.
- Collected 99% of January rent.

Rent Collection as of February 16, 2021

Property Type	Q2-2020	Q3-2020	Q4-2020	January-2021
Total	**87%**	**95%**	**98%**	**99%**
Investment Grade	100%	99%	99%	99%
Public	97%	99%	100%	99%
Retail	**89%**	**98%**	**99%**	**98%**
Investment Grade	100%	100%	100%	99%
Public	94%	99%	99%	99%
Restaurant	**61%**	**80%**	**92%**	**97%**
Investment Grade	100%	100%	100%	100%
Public	95%	100%	99%	99%
Industrial	**98%**	**98%**	**100%**	**99%**
Investment Grade	100%	100%	100%	99%
Public	98%	100%	100%	100%
Office	**99%**	**98%**	**99%**	**99%**
Investment Grade	99%	99%	99%	99%
Public	100%	100%	100%	100%

1) Rent collection of 99% in January is based on the terms of lease agreements in effect at January 1, 2021 and excludes tenants being accounted for on a cash basis which has an impact of approximately 1%.

VEREIT


Deferral Repayments
(in thousands)
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$—
$11,662
$920
$694
$3,797
$6,251
$6,182
$182
$1,307
$3,562
$1,131
$98
2020
2021
2022
Retail
Industrial
Restaurant
Office

Rent Collection and Deferral Repayments[1]

- 8 of VEREIT's top 10 tenants paid Q2 rent, representing 78% of top 10 tenant expected rent.
- 10 of VEREIT's top 10 tenants paid Q3 rent, representing 91% of top 10 tenant expected rent.
- 10 of VEREIT's top 10 tenants paid Q4 rent, representing 99% of top 10 tenant expected rent.
- 10 of VEREIT's top 10 tenants paid January rent, representing 99% of top 10 tenant expected rent.

- 17 of VEREIT's top 20 tenants paid Q2 rent, representing 81% of top 20 tenant expected rent.
- 20 of VEREIT's top 20 tenants paid Q3 rent, representing 93% of top 20 tenant expected rent.
- 20 of VEREIT's top 20 tenants paid Q4 rent, representing 99% of top 20 tenant expected rent.
- 20 of VEREIT's top 20 tenants paid January rent, representing 99% of top 20 tenant expected rent.

- The weighted average period of tenant deferrals is 3.5 months.
- The weighted average payback period remaining as of December 31, 2020 is 5.5 months. 99% of remaining deferrals repayments are scheduled to be made in 2021.
- Through December 31, 2020, approximately 100% of expected deferral repayments have been made by tenants for $6.2M, or 34% of total deferral agreements.

1) Rent collection and rent relief data as of February 16, 2021.

VEREIT

Rent Collection by Industry[1]

Industry designations based on NAICS categorization

Property Type	% ARI	Q2 2020 Rent Collected	Q3 2020 Rent Collected	Q4 2020 Rent Collected	January 2021 Rent Collected
High Collection / Necessity:					
Retail - Discount	8.2%	99%	99%	99%	99%
Retail - Pharmacy	5.6%	100%	100%	100%	100%
Retail - Grocery & Supermarket	3.9%	100%	100%	100%	100%
Retail - Home & Garden	3.7%	100%	100%	100%	98%
Retail - Gas & Convenience	3.2%	100%	100%	100%	100%
Retail - Motor Vehicle	2.9%	96%	100%	100%	100%
Finance	1.9%	100%	100%	99%	99%
Retail - Warehouse Clubs	1.7%	100%	100%	100%	100%
Retail - Medical Services	1.1%	100%	100%	99%	98%
Retail - Pet Supply	1.0%	100%	99%	99%	99%
Retail - Department Stores	0.8%	100%	100%	100%	100%
Retail - Electronics & Appliances	0.7%	100%	100%	100%	98%
Rental	0.6%	100%	100%	100%	100%
Retail - Hobby, Books & Music	0.5%	97%	99%	99%	98%
Retail - Specialty (Other)	0.4%	92%	100%	99%	98%
Retail - Apparel & Jewelry	0.3%	76%	100%	100%	100%
All Other	0.4%	86%	91%	93%	93%
Total Retail - High Collection / Necessity	**36.9%**	**99%**	**100%**	**100%**	**99%**
Restaurants - Quick Service	**8.4%**	**89%**	**91%**	**91%**	**96%**
Industrial	**17.7%**	**98%**	**98%**	**100%**	**99%**
Office	**16.5%**	**99%**	**98%**	**99%**	**99%**
Total High Collection / Necessity	**79.5%**	**98%**	**98%**	**99%**	**99%**
Improving:					
Restaurants - Casual Dining	11.9%	40%	71%	93%	98%
Entertainment & Recreation	3.6%	29%	82%	88%	87%
Retail - Home Furnishings	2.6%	38%	100%	100%	100%
Retail - Sporting Goods	2.3%	62%	89%	100%	100%
Total Improving	**20.4%**	**40%**	**78%**	**94%**	**97%**
Total	**100.0%**	**87%**	**95%**	**98%**	**99%**

1) Rent collection data as of February 16, 2021 and rent collection of 99% in January is based on the terms of lease agreements in effect at January 1, 2021 and excludes tenants being accounted for on a cash basis which has an impact of approximately 1%. Amounts may not total due to rounding.

VEREIT

Rent Collection by State[1,2]

- The majority of VEREIT's properties are located in states with businesses that are mostly open.

		Retail			Quick Service Restaurant			Casual Dining			Industrial			Office			Total		
State Status	% ARI	Q2	Q3	Q4	Q2	Q3	Q4	Q2	Q3	Q4	Q2	Q3	Q4	Q2	Q3	Q4	Q2	Q3	Q4
Total Portfolio	100%	89%	98%	99%	89%	91%	91%	40%	71%	93%	98%	98%	100%	99%	98%	99%	87%	95%	98%
Businesses Mostly Open	86%	90%	98%	99%	90%	92%	92%	40%	72%	93%	98%	98%	100%	99%	98%	99%	87%	95%	98%
Mixed	14%	85%	95%	97%	82%	77%	81%	40%	70%	93%	92%	95%	100%	96%	98%	99%	86%	93%	97%

1) Reopening Status by State Source: The New York Times - *See Coronavirus Restrictions and Mask Mandates for All 50 States as of 02/16/21.*
2) *Businesses Mostly Open: AL, AK, AR, DE, FL, GA, ID, IL, IN, IA, KS, KY, LA, ME, MD, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NY, NC, ND, OH, OK, PA, RI, SC, SD, TN, TX, UT, VT, VA, WV, WI, WY*
Mixed: AZ, CA, CO, CT, HI, MA, NM, OR, PR, WA

VEREIT

Rent Collection Details[1,2]

Dollars in thousands


RENT COLLECTED
ABATEMENTS
DEFERRALS
UNCOLLECTED RENT
100.0%
90.0%
80.0%
70.0%
3.7%
4.8%
4.3%
87.2%
1.9%
1.5%
2.1%
94.5%
2.3%
97.7%
1.5%
98.5%
Q2 - 2020
Q3 - 2020
Q4 - 2020
January - 2021

	Q2-2020		Q3-2020		Q4-2020		January 2021	
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Total Uncollected Rent	$36,328	12.8%	$15,624	5.5%	$6,380	2.3%	$1,358	1.5%
Less:								
Abatements Executed	$12,280	4.3%	$6,027	2.1%	$47	—%	$8	—%
Deferrals Executed	$13,559	4.8%	$4,250	1.5%	$132	—%	$1	—%
Uncollected Rent	$10,489	3.7%	$5,347	1.9%	$6,201	2.3%	$1,349	1.5%

1) Rent collection and rent relief data as of February 16, 2021 and rent collection of 99% in January is based on the terms of lease agreements in effect at January 1, 2021 and excludes tenants being accounted for on a cash basis which has an impact of approximately 1%.
2) Amounts may not total due to rounding.

Geographic Relation to COVID & Reopening Status

COVID-19 cases[1] and reopening status[2] as of 02/16/21


Businesses Mostly Open
Mixed
PACIFIC NORTHWEST
2.2% of U.S. cases
1.8% of VEREIT properties
MIDWEST
12.2% of U.S. cases
21.1% of VEREIT properties
NORTHEAST
17.9% of U.S. cases
9.6% of VEREIT properties
MID-ATLANTIC
12.3% of U.S. cases
16.4% of VEREIT properties
PACIFIC SOUTHWEST
16.3% of U.S. cases
11.2% of VEREIT properties
SOUTHWEST
15.7% of U.S. cases
18.3% of VEREIT properties
SOUTHEAST
23.6% of U.S. cases
21.4% of VEREIT properties
Alaska
Washington
Oregon
California
Nevada
Idaho
Montana
Wyoming
Utah
Colorado
Arizona
New Mexico
North Dakota
South Dakota
Nebraska
Kansas
Oklahoma
Texas
Minnesota
Iowa
Missouri
Arkansas
Louisiana
Wisconsin
Illinois
Michigan
Indiana
Ohio
Kentucky
Tennessee
Mississippi
Alabama
Georgia
Florida
South Carolina
North Carolina
Virginia
West Virginia
Pennsylvania
New York
Vermont
Maine
New Hampshire
Massachusetts
Rhode Island
Connecticut
New Jersey
Delaware
Maryland

Puerto Rico cases represent 1.0% of total U.S. cases and 0.3% of VEREIT's portfolio.

1) Cases by State Source: *Centers for Disease Control and Prevention (CDC) - Cases in the U.S. Pacific Southwest cases include Hawaii. VEREIT does not own any properties in this state.*

2) Reopening Status by State Source: The New York Times - *See Coronavirus Restrictions and Mask Mandates for All 50 States*

VEREIT

Portfolio Metrics and Analysis

Q4 2020



VEREIT

Key Portfolio Metrics

AS OF 12/31/2020	
Operating Properties	**3,831**
Total Rentable Square Feet	**89.5 million**
Annualized Rental Income	**$1.1 billion**
Economic Occupancy Rate	**98%**
Weighted Average Remaining Lease Term	**8.4 years**
Investment Grade[1]	**39%**
Number of Tenants	**639**
Number of Industries	**41**
Number of States[2]	**49**
Top 10 Tenant Concentration	**27%**
Gross Real Estate Investments	**$14.6 billion**


PACIFIC NORTHWEST
75 Properties
1.8%
MIDWEST
886 Properties
21.1%
NORTHEAST
190 Properties
9.6%
11.2%
16.4%
MID-ATLANTIC
621 Properties
PACIFIC SOUTHWEST
265 Properties
18.3%
21.4%
SOUTHWEST
797 Properties
SOUTHEAST
994 Properties
PUERTO RICO
3 Properties


PORTFOLIO PROPERTY TYPE
50.0%
40.0%
30.0%
20.0%
10.0%
—%
45.4%
20.3%
17.7%
16.5%
Retail
Restaurant 3
Industrial
Office

1) Investment-grade tenants are those with an S&P credit rating of BBB- or higher or a Moody's credit rating of Baa3 or higher. The ratings may reflect those assigned by S&P or Moody's to the lease guarantor or the parent company, as applicable.

2) The Company's properties are also located in Puerto Rico (3 properties).

3) Restaurant category includes Casual Dining (12.0%) and Quick Service (8.5%) (industry percentages include restaurant tenants in other property types).

Property Type Diversification



RETAIL

Rentable Square Feet: **34.2 million**

WALT: **8.8 years**

Investment Grade Tenants: **49.0%**

Annualized Rental Income: **45.4%**

Operating Properties[1]: 2,071

Industry	2019 Occupancy Cost [2]	Target %
Automotive	9.3%	8.0 - 10.0%
Discount	7.3%	6.0 - 8.0%
Supermarket	2.8%	2.0 - 4.0%
Home & Garden	1.9%	2.0 - 4.0%
Pharmacy	4.7%	4.0 - 6.0%
Other	5.0%	N/A

Top Ten Tenants:

- **Dollar Tree/Family Dollar**
- **Dollar General**
- **Walgreens**
- **CVS**
- **LA Fitness**
- **Albertson's**
- **Tractor Supply**
- **BJ's Wholesale Club**
- **At Home**
- **Advance Auto Parts**


Wendy's
QUALITY

RESTAURANT

Rentable Square Feet: **7.0 million**

WALT: **11.6 years**

Investment Grade Tenants: **3.4%**

Annualized Rental Income: **20.3%**

Operating Properties: 1,521

Industry	2019 Occupancy Cost [2]	Target %
Casual Dining	7.2%	6.75 - 8.0%
Quick Service	7.3%	7.5 - 8.5%

Property Type	Q4 2020 Weighted-Average Rent Coverage [3]
Retail and Restaurant	2.36x

Top Ten Tenants:

- **Red Lobster**
- **Bloomin' Brands**
- **Apple American Group, LLC**
- **GMRI, Inc**
- **Border Holdings, LLC**
- **Wendy's Company**
- **Neighborhood Restaurant Partners Florida, LLC**
- **Cracker Barrel**
- **Arby's Restaurant Group, Inc.**
- **Dine Brands Global, Inc**

1) Includes seven anchored shopping centers, representing 1.5% of ARI. 2) Occupancy costs are calculated as rent per the lease terms, divided by property level sales for the year ended December 31, 2019. Property level sales data was collected for 87.7% of retail and restaurant properties required to provide unit level sales reports, representing 55.4% of retail and restaurant properties owned for the entirety of 2019 (excluding dark and vacant properties; percentages based on property count). 3) Rent coverage is calculated as our tenants' property level EBITDAR (earnings before interest, tax, depreciation, amortization and rent), prior to the deduction of any corporate overhead expenses, for the most recently provided trailing twelve-month period (or in certain cases, less than twelve months, annualized) divided by annualized December 2020 rent per the lease terms. Property level performance data was collected for 90.3% of retail and restaurant properties required to provide unit level financial information, representing 45.1% of retail and restaurant properties owned at December 31, 2020 (excluding vacant and dark properties; percentages based on property count). 47.9% of tenant financial information analyzed reflects periods ended March 31, 2020 or prior.

VEREIT

Property Type Diversification



OFFICE	Operating Properties: 71	Top Ten Tenants:
Rentable Square Feet: **10.8 million** WALT: **4.3 years** Investment Grade Tenants: **56.4%** Annualized Rental Income: **16.5%**	• Property types include single-tenant corporate headquarters and mission-critical business operations with creditworthy tenants • Strategic locations with 33% serving as corporate headquarters and 67% focused on corporate operations • Strong 10-mile demographics and local business environment	• **General Service Administration** • **Merrill Lynch** • **AON** • **Healthnow** • **PetSmart** • **Cigna** • **RSA Security** • **Rolls-Royce** • **Cimarex Energy** • **Teva Pharmaceuticals**



INDUSTRIAL	Operating Properties: 158	Top Ten Tenants:
Rentable Square Feet: **37.5 million** WALT: **7.3 years** Investment Grade Tenants: **36.7%** Annualized Rental Income: **17.7%**	• Property types include single-tenant distribution and warehouse facilities with creditworthy tenants • Essential and strategic locations with 88% dedicated to distribution or warehousing • Close proximity to ports, railways, major freeways and/or interstate highways	• **FedEx** • **Goodyear** • **Bed Bath & Beyond** • **Graphic Packaging** • **Bi-Lo, LLC** • **Rubbermaid** • **Amazon** • **General Mills** • **Hanesbrands** • **Home Depot**

Portfolio Diversification by Tenant

- VEREIT owns and actively manages a diversified credit portfolio of net-lease real estate assets primarily comprised of single-tenant properties.
- 50 tenants individually represent 0.5% or greater of ARI, comprising 58.7% of the total portfolio. The remaining 589 tenants comprise 41.3% of the portfolio.
- 23 of the 50 tenants are investment-grade rated.
- 38 of the 50 tenants are public companies.

Tenant Group	% ARI	Public /Private	Ratings[1]
Red Lobster[2]	4.8 %	Private[2]	CCC+
Dollar Tree/Family Dollar	3.6 %	Public	**BBB**
Dollar General	3.2 %	Public	**BBB**
Walgreens	3.0 %	Public	**BBB**
FedEx	2.7 %	Public	**BBB**
CVS	2.6 %	Public	**BBB**
BJ's Wholesale Club	1.9 %	Public	BB
LA Fitness	1.9 %	Private	CCC+
Albertson's	1.7 %	Public	BB-
PetSmart	1.6 %	Private	B-
Goodyear	1.6 %	Public	B+
Tractor Supply	1.5 %	Public	**BBB**
General Service Administration	1.5 %	Private	**AA+**
At Home	1.1 %	Public	B
Advance Auto Parts	1.1 %	Public	**BBB-**
Home Depot	1.1 %	Public	**A**
Lowe's	1.0 %	Public	**BBB+**
Merrill Lynch	1.0 %	Public	**A-**
AON	1.0 %	Public	**A-**
Topgolf	1.0 %	Private	CCC+
Bed Bath & Beyond	1.0 %	Public	B+
Best Buy	1.0 %	Public	**BBB**
Bloomin' Brands	0.8 %	Public	B+
Cabela's	0.8 %	Private	B+
Academy Sports + Outdoors	0.8 %	Public	B

Tenant Group	% ARI	Public /Private	Ratings[1]
Citizens Bank	0.8 %	Public	**A-**
Graphic Packaging	0.7 %	Public	BB+
Healthnow	0.7 %	Private	**BBB**
Bi-Lo, LLC	0.7 %	Private	B
Apple American Group, LLC	0.7 %	Private	B-
GMRI, Inc	0.7 %	Public	**BBB-**
Talbots	0.7 %	Private	CCC+
Cigna	0.7 %	Public	**A-**
Kohl's	0.7 %	Public	**BBB-**
RSA Security	0.6 %	Public	BB+
SunTrust Bank	0.6 %	Public	**A-**
Rubbermaid	0.6 %	Public	BB+
Amazon	0.6 %	Public	**AA-**
General Mills	0.6 %	Public	**BBB**
Rolls-Royce	0.6 %	Public	NR
Border Holdings, LLC	0.6 %	Private	NR
Hanesbrands	0.6 %	Public	BB
DaVita Dialysis	0.5 %	Public	BB
Wendy's Company	0.5 %	Public	NR
Neighborhood Restaurant Partners Florida, LLC	0.5 %	Private	NR
Floor & Decor	0.5 %	Public	BB-
Fresenius Medical Care	0.5 %	Public	**BBB**
Aaron's	0.5 %	Public	NR
Tiffany & Co.	0.5 %	Public	**BBB+**
Cracker Barrel	0.5 %	Public	NR

1) Bold indicates investment grade. Ratings may reflect those of the tenant, guarantor or a related parent company.
2) Red Lobster is majority owned by Thai Union, a public company.

VEREIT

Property Type Analysis: Retail

ARI reflects retail properties only and does not include restaurants, office, industrial and other.
Industry designations based on NAICS categorization.

- Dominated by off-price and necessity shopping
- Approximately 74% of retail revenue derived from public companies
- Credit tenants on long-term leases with substantial capital investment (49.0% investment grade)
- Generally, no use restrictions or co-tenancy issues
- Ability to target desired tenants and industries

Diversified Retail Portfolio					
Industry Group	% ARI	Q2 Rent Collected	Q3 Rent Collected	Q4 Rent Collected	January Rent Collected
Retail - Discount	8.2%	99%	99%	99%	99%
Retail - Pharmacy	5.6%	100%	100%	100%	100%
Retail - Grocery & Supermarket	3.9%	100%	100%	100%	100%
Retail - Home & Garden	3.7%	100%	100%	100%	98%
Entertainment & Recreation	3.6%	29%	82%	88%	87%
Retail - Gas & Convenience	3.2%	100%	100%	100%	100%
Retail - Motor Vehicle	2.9%	96%	100%	100%	100%
Retail - Home Furnishings	2.6%	38%	100%	100%	100%
Retail - Sporting Goods	2.3%	62%	89%	100%	100%
Finance	1.9%	100%	100%	99%	99%
Retail - Warehouse Clubs	1.7%	100%	100%	100%	100%
Retail - Medical Services	1.1%	100%	100%	99%	98%
Retail - Pet Supply	1.0%	100%	99%	99%	99%
Retail - Department Stores	0.8%	100%	100%	100%	100%
Retail - Electronics & Appliances	0.7%	100%	100%	100%	98%
Rental	0.6%	100%	100%	100%	100%
Retail - Hobby, Books & Music	0.5%	97%	99%	99%	98%
Retail - Specialty (Other)	0.4%	92%	100%	99%	98%
Retail - Apparel & Jewelry	0.3%	76%	100%	100%	100%
All Other[1]	0.4%	86%	91%	93%	93%
Total	**45.4%**	**89%**	**98%**	**99%**	**98%**

1) Includes ten industries that each represent 0.2% or less.

VEREIT

Property Type Analysis: Retail Category by Percent of Portfolio ARI

ARI reflects retail properties only and does not include restaurants, office, industrial and other. Industry designations based on NAICS categorization.

Retail - Discount		
Tenant	% ARI	Investment Grade
Dollar Tree/ Family Dollar	3.5 %	✓
Dollar General	3.2 %	✓
Wal-Mart	0.5 %	✓
Mills Fleet Farm	0.2 %	
Burlington	0.2 %	
Ross	0.1 %	✓
Marshalls	0.1 %	✓
DSW	0.1 %	
TJ Maxx	0.1 %	✓
Five Below	0.1 %	
Big Lots	0.1 %	
Other	0.1 %	
Total	**8.2 %**	

Retail - Pharmacy		
Tenant	% ARI	Investment Grade
Walgreens	3.0 %	✓
CVS	2.3 %	✓
Rite Aid	0.3 %	
Total	**5.6 %**	

Retail - Grocery & Supermarket		
Tenant	% ARI	Investment Grade
Albertson's	1.7 %	
Fresh Thyme Farmers Market	0.4 %	
Giant Eagle	0.3 %	
Harps Food Stores	0.2 %	
Dahl's	0.2 %	
Natural Grocers	0.1 %	
Giant	0.1 %	✓
Stop & Shop	0.1 %	✓
Trader Joe's	0.1 %	
Publix	0.1 %	
Whole Foods	0.1 %	
Food Lion	0.1 %	✓
Family Fare	0.1 %	
Sprouts	0.1 %	
Other	0.2 %	
Total	**3.9 %**	

Retail - Home & Garden		
Tenant	% ARI	Investment Grade
Tractor Supply	1.5 %	✓
Lowe's	1.0 %	✓
Floor & Decor	0.5 %	
Home Depot	0.4 %	✓
Bed Bath & Beyond	0.1 %	
Other	0.1 %	
Total	**3.7 %**	

Entertainment & Recreation		
Tenant	% ARI	Investment Grade
LA Fitness	1.9 %	
Topgolf	1.0 %	
Spare Time	0.2 %	
24 Hour Fitness	0.2 %	
Regal Cinemas	0.1 %	
Urban Air Adventure Park	0.1 %	
AMC Theaters	0.1 %	
Chuze Fitness	0.1 %	
Other	0.1 %	
Total	**3.6 %**	

NOTE: Amounts may not total due to rounding.

VEREIT

Property Type Analysis: Retail Category by Percent of Portfolio ARI

ARI reflects retail properties only and does not include restaurants, office, industrial and other. Industry designations based on NAICS categorization.

Retail - Convenience		
Tenant	% ARI	Investment Grade
7-Eleven	0.5 %	✓
Thorntons	0.5 %	
Kum & Go	0.4 %	
Stripes	0.4 %	
Circle K	0.3 %	✓
RaceTrac	0.2 %	
Mad Max	0.2 %	
1 Stop	0.2 %	
SuperAmerica	0.1 %	✓
Irving Oil	0.1 %	
Bread & Butter Shop	0.1 %	
Fas Mart	0.1 %	
E-Z Mart	0.1 %	
WaWa	0.1 %	
Other	0.2 %	
Total	**3.2 %**	

Retail - Motor Vehicle		
Tenant	% ARI	Investment Grade
Advance Auto Parts	1.1 %	✓
Take 5 Oil Change	0.3 %	
CarMax	0.3 %	
Car Wash USA	0.2 %	
Mister Car Wash	0.2 %	
Goo Goo	0.2 %	
AutoZone	0.1 %	✓
O'Reilly Auto Parts	0.1 %	✓
America's PowerSports, Inc.	0.1 %	
Goodyear	0.1 %	
Tire Kingdom	0.1 %	
Other	0.2 %	
Total	**2.9 %**	

Retail - Home Furnishings		
Tenant	% ARI	Investment Grade
At Home	1.1 %	
La-Z-Boy	0.4 %	
Mattress Firm	0.4 %	
Steinhafels	0.3 %	
Levin Furniture	0.2 %	
Bob's Discount Furniture	0.1 %	
Other	0.1 %	
Total	**2.6 %**	

Retail - Sporting Goods		
Tenant	% ARI	Investment Grade
Bass Pro Shops (Cabela's)	0.8 %	
Academy Sports + Outdoors	0.8 %	
Dick's Sporting Goods	0.2 %	
West Marine	0.2 %	
Gander Outdoors	0.1 %	
Camping World	0.1 %	
Other	— %	
Total	**2.3 %**	

Finance		
Tenant	% ARI	Investment Grade
Citizens Bank	0.7 %	✓
SunTrust Bank	0.6 %	✓
PLS Check Cashers	0.2 %	
US Bank	0.2 %	✓
Santander	0.1 %	✓
Other	0.2 %	
Total	**1.9 %**	

Retail - Warehouse Clubs		
Tenant	% ARI	Investment Grade
BJ's Wholesale Club	1.5 %	
Sam's Club	0.2 %	✓
Total	**1.7 %**	

NOTE: Amounts may not total due to rounding.

VEREIT

Property Type Analysis: Retail Category by Percent of Portfolio ARI

ARI reflects retail properties only and does not include restaurants, office, industrial and other. Industry designations based on NAICS categorization.

Retail - Medical Services		
Tenant	**% ARI**	**Investment Grade**
Fresenius Medical Care	0.5 %	✓
DaVita Dialysis	0.3 %	
Physicians Immediate Care	0.1 %	
AMITA Health	0.1 %	
Other	0.1 %	
Total	**1.1 %**	

Retail - Department Stores		
Tenant	**% ARI**	**Investment Grade**
Kohl's	0.7 %	✓
Beall's	0.1 %	
Other	— %	
Total	**0.8 %**	

Rental		
Tenant	**% ARI**	**Investment Grade**
Aaron's	0.4 %	
Enterprise	0.1 %	
Other	— %	
Total	**0.6 %**	

Retail - Specialty (Other)		
Tenant	**% ARI**	**Investment Grade**
Ulta Beauty	0.2 %	
Cash Wise	0.1 %	
Other	0.1 %	
Total	**0.4 %**	

Retail - Pet Supply		
Tenant	**% ARI**	**Investment Grade**
PetSmart	0.9 %	
Petco	0.1 %	
Total	**1.0 %**	

Retail - Electronics & Appliances		
Tenant	**% ARI**	**Investment Grade**
Best Buy	0.7 %	✓
Total	**0.7 %**	

Retail - Hobby, Books & Music		
Tenant	**% ARI**	**Investment Grade**
Hobby Lobby	0.3 %	
Michaels	0.1 %	
Other	— %	
Total	**0.5 %**	

Retail - Apparel & Jewelry		
Tenant	**% ARI**	**Investment Grade**
Duluth Trading	0.3 %	
Other	— %	
Total	**0.3 %**	

NOTE: Amounts may not total due to rounding.



VEREIT

Credit Metrics and Capital Structure

Q4 2020

VEREIT

Capital Structure Overview

Credit Metric Summary	12/31/2020
Adjusted Principal Outstanding ($bn)	6.1
Net Debt to Normalized EBITDA Annualized	5.64x
Fixed Charge Coverage Ratio	3.43x
Interest Coverage Ratio	3.91x

Credit Metric Summary	12/31/2020
Net Debt Leverage Ratio	38.0%
Unencumbered Asset Ratio	81.7%
Secured Debt Ratio	9.8%
Total Unencumbered Assets ($bn)	12.0


Q4 2020
Capitalization

	12/31/2020
Common equity	57.0%
Corporate bonds	30.5%
Mortgage notes payable	8.7%
Preferred equity	3.1%
Proportionate share of amounts for Unconsolidated Joint Ventures	0.7%

Fixed Rate	99.4%
Variable Rate	0.6%

VEREIT

Debt Maturity Profile

Dollars in millions

- Weighted average debt term is 6.0 years
- Weighted average interest rate is 3.96%


$1,500
$1,000
$500
$0
$314
$267
$145
$1,175
$551
$601
$633
$1,101
$601
$701
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter
Mortgage notes payable
Corporate bonds
Proportionate share of amounts for Unconsolidated Joint Ventures


30%
20%
10%
0%
5.2%
4.4%
2.4%
19.3%
9.0%
9.9%
10.4%
18.1%
9.9%
11.4%
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter

VEREIT

Operating Highlights & Guidance

Q4 2020



VEREIT

2020 Highlights and Dividend Increase

Announces 20% Dividend Increase While Maintaining Conservative Payout Ratio
Initiates 2021 AFFO Guidance Per Share Representing Annual Growth of 4.5% at the Midpoint

Net income of $201.2 million and net income per diluted share of $0.72

Achieved $3.11 AFFO per diluted share

Rent collection of 98% for the fourth quarter

Invested over $1.0 billion of capital, including approximately $280.0 million acquired for the institutional partnerships and $400.0 million allocated to the redemption of the Company's 6.7% Series F preferred stock

Office dispositions totaled $332.5 million with an additional $88.9 million in strategic sales improving portfolio metrics

Issued $1.8 billion aggregate principal amount of unsecured notes providing accretive refinancing of debt

Issued 13.3 million shares for gross proceeds of $484.1 million under its at-the-market ("ATM") equity offering program

Compared to last quarter, total debt - as reported remained at $5.9 billion; Adjusted Principal Outstanding increased from $6.0 billion to $6.1 billion; and Net Debt decreased from $5.8 billion to $5.6 billion

Net Debt to Normalized EBITDA decreased from 5.8x to 5.6x quarter over quarter

On February 23, 2021, the Company's Board of Directors increased the quarterly dividend for the first quarter of 2021 from $0.385 per share to $0.462 per share representing an increase of 20%.

VEREIT

2021 Guidance

Adjusted Funds From Operations per Diluted Share (Unaudited)

The Company expects its 2021 AFFO per diluted share to be in a range between $3.20 and $3.30. This guidance assumes:

- Acquisitions: $1.0 billion to $1.3 billion at average cash cap rates of 6.5% to 7.5%
- Office Dispositions: $200 million to $250 million at average cash cap rates of 6.0% to 6.75%
- Strategic Dispositions: $50 million to $100 million
- Institutional Partnership Acquisitions: $400 million to $600 million
- Average Occupancy averaging between 97.0% and 98.0%
- Net Debt to Normalized EBITDA: 5.5x to 6.0x

The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

		Low		High
Diluted net income per share attributable to common stockholders and limited partners (1)	$	1.38	$	1.47
Depreciation and amortization of real estate assets		1.78		1.79
Proportionate share of adjustments for unconsolidated entities		0.01		0.01
FFO attributable to common stockholders and limited partners per diluted share		3.17		3.27
Adjustments (2)		0.03		0.03
AFFO attributable to common stockholders and limited partners per diluted share	$	3.20	$	3.30

(1) Includes impact of dividends to be paid to preferred shareholders.

(2) Includes (i) non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net, and (ii) certain non-cash items such as straight-line rent, net direct financing lease adjustments, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt, above-market lease assets and below-market lease liabilities.



VEREIT

Definitions & Reconciliations

Q4 2020

Definitions

Annualized Rental Income is rental revenue under our leases on Operating Properties on a straight-line basis, which includes the effect of rent escalations and any tenant concessions, such as free rent, and our pro rata share of such revenues from properties owned by Unconsolidated Joint Ventures. Annualized Rental Income excludes any adjustments to rental income due to changes in the collectability assessment, contingent rent, such as percentage rent, and operating expense reimbursements. Management uses Annualized Rental Income as a basis for tenant, industry and geographic concentrations and other metrics within the portfolio. Annualized Rental Income is not indicative of future performance.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Normalized EBITDA

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.

In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities.

Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Economic Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet.

Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met in order to better reflect the ongoing operations of the Company.

At and during the three months ended December 31, 2020 and September 30, 2020, there were no Excluded Properties owned. During the year ended December 31, 2019, there was one Excluded Property sold through a foreclosure by the lender on July 2, 2019, with Principal Outstanding of $19.5 million prior to its disposition.

Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.

Definitions

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.

Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit's definition described above.

In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, net revenue or expense earned or incurred that is related to the services agreement associated with a discontinued operation, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill, intangible and right of use assets, straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities.

We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.

For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by Unconsolidated Joint Ventures, net of gross intangible lease liabilities.

We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Interest Coverage Ratio equals Normalized EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.

Definitions

Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii)the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

Leased Square Feet is Rentable Square Feet leased (including month-to-month agreements).

Net Debt, Principal Outstanding and Adjusted Principal Outstanding

Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Ventures' outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.

Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of Unconsolidated Joint Ventures' cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt to Normalized EBITDA Annualized Ratio ("Net Debt to Normalized EBITDA") equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Operating Properties refers to all properties owned and consolidated by the Company except Excluded Properties as of the reporting date.

Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by Unconsolidated Joint Ventures. Rentable Square Feet at December 31, 2020 excludes the square feet of one redevelopment property.

Secured Debt Ratio equals secured Adjusted Principal Outstanding divided by Gross Real Estate Investments.

Unconsolidated Joint Ventures include the Company's investments in unconsolidated joint ventures formed to acquire and own real estate properties and exclude other investments in unconsolidated entities.

Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.

Weighted Average Remaining Lease Term is the number of years remaining on each respective lease, weighted based on Annualized Rental Income.

VEREIT

Reconciliations

(unaudited, in thousands)

FFO

		Three Months Ended December 31, 2020		Year Ended December 31, 2020
Net (loss) income	$	(37,866)	$	201,219
Dividends on non-convertible preferred stock		(7,923)		(44,590)
Gain on disposition of real estate assets, net		(18,965)		(95,823)
Depreciation and amortization of real estate assets		107,758		450,413
Impairment of real estate		24,852		61,723
Proportionate share of adjustments for unconsolidated entities		1,457		5,369
FFO attributable to common stockholders and limited partners	$	69,313	$	578,311

VEREIT

Reconciliations

(unaudited, in thousands, except share and per share data)

AFFO

	Three Months Ended December 31, 2020	Year Ended December 31, 2020
FFO attributable to common stockholders and limited partners	$ 69,313	$ 578,311
Acquisition-related expenses	1,048	4,790
Litigation and non-routine costs, net	10,925	2,348
Impairment of goodwill and intangible assets	3,352	3,352
(Gain) loss on investments	(313)	294
Loss on derivative instruments, net	85,392	85,392
Amortization of premiums and discounts on debt and investments, net	(193)	(1,445)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,428	3,357
Net direct financing lease adjustments	379	1,497
Amortization and write-off of deferred financing costs	6,262	15,115
Loss on extinguishment and forgiveness of debt, net	67	1,486
Straight-line rent	(7,108)	(25,161)
Equity-based compensation	2,952	12,402
Other adjustments, net	(3,536)	(2,488)
Proportionate share of adjustments for unconsolidated entities	(170)	(848)
AFFO attributable to common stockholders and limited partners	$ 169,798	$ 678,402
Weighted-average shares outstanding - basic	222,152,574	217,548,175
Effect of weighted-average Limited Partner OP Units and dilutive securities	358,851	313,830
Weighted-average shares outstanding - diluted	222,511,425	217,862,005
AFFO attributable to common stockholders and limited partners per diluted share	$ 0.76	$ 3.11

VEREIT

Reconciliations

(unaudited, dollars in thousands)

EBITDAre and Normalized EBITDA

	Three Months Ended		
	December 31, 2020	September 30, 2020	December 31, 2014
Net (loss) income	$ (37,866)	$ 97,983	$ (360,427)
Adjustments:			
Interest expense	68,416	66,935	126,157
Depreciation and amortization	108,138	109,191	226,272
Provision for (benefit from) income taxes	1,358	1,054	(26,571)
Proportionate share of adjustments for unconsolidated entities	2,443	2,451	3,402
(Gain) loss on disposition of real estate assets, including joint ventures, net	(18,965)	(42,814)	1,263
Impairment of real estate	24,852	16,397	96,692
EBITDAre	$ 148,376	$ 251,197	$ 66,788
Non-real estate impairment	3,352	—	309,444
Acquisition-related expenses	1,048	1,050	4,324
Litigation and non-routine costs, net	10,925	105	24,333
Loss on investments	(313)	(76)	—
Loss on derivative instruments, net	85,392	—	172
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,428	393	1,475
Loss on extinguishment and forgiveness of debt, net	67	(61)	605
Net direct financing lease adjustments	379	381	448
Legal settlements	—	—	(60,000)
Program development costs write-off	—	—	13,109
Other adjustments, net	(3,919)	(8)	335
Proportionate share of adjustments for unconsolidated entities	(46)	(48)	1,086
Normalized EBITDA	$ 246,689	$ 252,933	$ 362,119
Normalized EBITDA Annualized	$ 986,756	$ 1,011,732	$ 1,448,476

VEREIT

Reconciliations

(unaudited, dollars in thousands)

Net Debt to Normalized EBITDA Annualized Ratio

	December 31, 2020	September 30, 2020	December 31, 2014
Mortgage notes payable and other debt, net	$ 1,328,835	$ 1,330,174	$ 3,773,922
Corporate bonds, net	4,584,230	3,406,389	2,531,081
Convertible debt, net	—	252,077	952,856
Credit facility, net	—	896,630	3,167,919
Total debt - as reported	**$ 5,913,065**	**$ 5,885,270**	**$ 10,425,778**
Deferred financing costs, net	44,573	39,204	88,003
Net discounts (premiums)	25,557	12,343	(44,660)
Principal Outstanding	**$ 5,983,195**	**$ 5,936,817**	**$ 10,469,121**
Proportionate share of amounts for Unconsolidated Joint Ventures	106,516	106,516	—
Adjusted Principal Outstanding	**$ 6,089,711**	**$ 6,043,333**	**$ 10,469,121**
Cash and cash equivalents	(523,539)	(207,321)	(416,711)
Pro rata share of Unconsolidated Joint Ventures' cash and cash equivalents	(1,619)	(3,776)	—
Net Debt	**$ 5,564,553**	**$ 5,832,236**	**$ 10,052,410**
Normalized EBITDA Annualized	986,756	1,011,732	1,448,476
Net Debt to Normalized EBITDA Annualized Ratio	**5.64 x**	**5.76 x**	**6.94 x**

VEREIT

Reconciliations

(unaudited, dollars in thousands)

Interest Expense, excluding non-cash amortization

		Three Months Ended December 31, 2020
Interest expense - as reported	**$**	**68,416**
Amortization of deferred financing costs and other non-cash charges		(6,189)
Amortization of net premiums		120
Proportionate share of amounts for Unconsolidated Joint Ventures		806
Interest Expense, excluding non-cash amortization	**$**	**63,153**

Gross Real Estate Investments

		December 31, 2020
Total real estate investments, at cost - as reported	**$**	**14,603,626**
Adjustments:		
Investment in Cole REITs		7,255
Gross assets held for sale		91,341
Investment in direct financing leases, net		6,547
Mortgage notes receivable, net		—
Gross below market leases		(227,442)
Proportionate share of amounts for Unconsolidated Joint Ventures		165,643
Gross Real Estate Investments	**$**	**14,646,970**

Financial and Operations Statistics and Ratios

		December 31, 2020
Net Debt	$	5,564,553
Gross Real Estate Investments		14,646,970
Net Debt Leverage Ratio		**38.0 %**
Unencumbered Gross Real Estate Investments	$	11,968,277
Gross Real Estate Investments		14,646,970
Unencumbered Asset Ratio		**81.7 %**
Secured Adjusted Principal Outstanding	$	1,439,711
Gross Real Estate Investments		14,646,970
Secured Debt Ratio		**9.8 %**

		Three Months Ended December 31, 2020
Interest Expense, excluding non-cash amortization	$	63,153
Normalized EBITDA		246,689
Interest Coverage Ratio		**3.91x**
Interest Expense, excluding non-cash amortization	$	63,153
Secured debt principal amortization		858
Dividends attributable to preferred shares		7,923
Total fixed charges		71,934
Normalized EBITDA		246,689
Fixed Charge Coverage Ratio		**3.43x**

VEREIT

Contact Us: 800.606.3610

REGISTERED STOCKHOLDERS

Computershare Trust Company, N.A.
(Transfer Agent)
PO Box 505000
Louisville, KY 40233-5000

By overnight delivery:

Computershare Trust Company, N.A.
462 South 4th Street,
Suite 1600
Louisville, KY 40202

Telephone inquiries:

TFN **855.866.0787** (US, CA, Puerto Rico)
TN **732.645.4073** (non-US)

Email:

web.queries@computershare.com

NEW YORK CITY

19 West 44th Street
Suite 1401
New York, NY 10036

212.413.9100

PHOENIX

2325 East Camelback Road
9th Floor
Phoenix, AZ 85016

602.778.6000

INVESTOR RELATIONS

877.405.2653

InvestorRelations@VEREIT.com

@vereitinc

in @vereit

@vereit, inc

flickr @vereit inc